EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-129268, 333-157276, 333-172596, 333-174983, and 333-183617) on Form S-8 of Flotek Industries, Inc. and subsidiaries (the "Company") of our report dated April 1, 2013, relating to our audit of the financial statements of the Flotek Industries, Inc. 2012 Employee Stock Purchase Plan which appear in this Annual Report on Form 11-K for the period from May 18, 2012 (inception) through December 31, 2012.

/s/ Hein & Associates LLP

Houston, Texas
April 1, 2013